Exhibit 5.1

[Letterhead of Parker Poe Adams & Bernstein LLP]

December 28, 2012

Board of Directors

Polypore International, Inc.

11430 N. Community House Road

Suite 350

Charlotte, North Carolina 28277

Re:                             Registration Statement on Form S-8

Gentlemen:

We are acting as counsel to Polypore International, Inc., a Delaware corporation (the “Company”), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to an aggregate amount of $8,000,000 of deferred compensation obligations (the “Deferred Compensation Obligations”), which represent general unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Polypore International, Inc. Deferred Savings Plan (the “Plan”).  This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Plan, other than as expressly stated herein with respect to the Deferred Compensation Obligations.

In rendering the opinions set forth herein, we have reviewed a draft of the Registration Statement, the Plan, certain actions of the Company’s Board of Directors recorded in the Company’s minute book, and such other documents as we have considered necessary for purposes of rendering the opinion expressed below.  We have also considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein.  With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when issued in accordance with the Plan, the Deferred Compensation Obligations will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Plan.  This opinion is subject to (1) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and (2) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

The opinion expressed herein is limited to matters governed by the laws of the State of North Carolina and the Delaware General Corporation Law and no opinion is expressed herein as to the laws of any other jurisdiction.  Without limiting the generality of the foregoing, we express no opinion with respect to any federal securities laws or state securities (“Blue Sky”) laws.  In addition, we express no opinion concerning any other laws, except those laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Deferred Compensation Obligations or both.

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

/s/ Parker Poe Adams & Bernstein LLP

RLS/JCJ